UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 25, 2008 (June 24, 2008)
LUMINEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30109	74-2747608

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12212 Technology Boulevard, Austin, Texas	78727

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 219-8020
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 24, 2008, Luminex Corporation (the “Company) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives for the several underwriters referred to in the Underwriting Agreement (collectively, the “Underwriters”), pursuant to which the Company will sell to the Underwriters an aggregate of 3,500,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) which reflects a price to the public of $19.91 per share less underwriting discounts and commissions of approximately $1.19 per share. For purposes of covering over-allotments, the Company has granted the Underwriters the right to purchase up to an additional 525,000 shares of Common Stock. The Underwriters have 30 days from June 24, 2008 to exercise this option.
     The material terms of the offering of the Common Stock are described in the prospectus supplement, dated June 24, 2008, as filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 25, 2008. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The Company, and its executive officers and directors, have agreed with the Underwriters not to offer or sell any common stock or securities convertible into or exchangeable or exercisable for any shares of common stock for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of the Representatives, provided that sales made pursuant to a 10b5-1 plan and certain other voluntary transfers are exempt from such restrictions.
     The shares are being sold pursuant to the Company’s registration statement on Form S-3 filed with the SEC on June 16, 2008 (Registration No. 333-151691).
     Certain of the underwriters and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services to the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.
     A copy of the Underwriting Agreement is attached to this Form 8-K as Exhibit 1.1, and the foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement.
Item 7.01 Regulation FD Disclosure.
     On June 25, 2008, the Company issued a press release announcing the pricing of the offering of the Common Stock. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated June 24, 2008 by and among the Company, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives for the several underwriters named therein.

99.1	Press Release issued by Luminex Corporation, dated June 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION
Date: June 25, 2008	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Vice President- Finance and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

1.1	Underwriting Agreement dated June 24, 2008 by and among the Company, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives for the several underwriters named therein.

99.1	Press Release issued by Luminex Corporation dated June 25, 2008.